Exhibit 99.2

Press Release, dated July 19, 2011

Riverbed Acquires Aptimize to Expand Web Application Optimization Capabilities

San Francisco—July 19, 2011—Riverbed Technology (NASDAQ: RVBD), the IT performance company, today announced that it has acquired Aptimize Limited, a privately-owned company that is a market leader in web content optimization. The Aptimize organization, based in Wellington, New Zealand, will become the new Web Content Optimization product group, led by the former CEO of Aptimize, Ed Robinson. Riverbed® also announced today the acquisition of Zeus Technology, a privately-owned company that delivers high-performance software-based load balancing and traffic management solutions for virtual and cloud environments. The acquisitions of the two companies will form the cornerstone of Riverbed’s asymmetric optimization strategy.

Aptimize is a market leader in web content optimization, an innovative new technology area that allows customers to deliver both internal web applications, like SharePoint, and external web applications, like e-commerce websites, much faster. The Aptimize Website Accelerator eliminates massive inefficiencies in modern web applications by effectively transforming the content (javascript, cascading style sheets, images, etc.) in real time—instantly accelerating websites or intranets with a simple software installation on the Web server. No extra hardware, code or browser changes are needed. Organizations that deploy the Aptimize solution have accelerated performance up to 400%. The Aptimize solution is often deployed in tandem with wide area network (WAN) optimization controllers and application delivery controllers (ADCs) to enhance performance.

“Aptimize provides a new type of optimization that can be applied to all types of Web-based content,” said Jerry Kennelly, president and CEO of Riverbed. “Much like our Steelhead® solutions optimize the protocols that web pages move over, Aptimize optimizes the actual content of the page for the end user’s device.”

Aptimize goes beyond HTTP and TCP optimization and Web content optimization by transforming web content for faster delivery and a more responsive user experience. Aptimize’s technology reorders, merges and resizes content according to who is viewing it and from where. The end result is the application is delivered more effectively—up to four times faster—regardless of the platform used.

“Web content optimization is a natural fit for the next evolution of performance optimization. With the addition of the Aptimize solutions, we can deliver even faster applications with lower bandwidth to new audiences. Aptimize will be a strong complement and a major differentiator for Riverbed’s performance offerings,” added Kennelly.

“Aptimize and Riverbed bring together the two powerful technologies for accelerating applications inside and outside the firewall,” said Ed Robinson, CEO of Aptimize. “The coming together of these two companies will create a unique offering in the marketplace.”

More than 13,000 organizations worldwide, across a wide range of markets, depend on Riverbed to understand, optimize and consolidate their IT infrastructure. Riverbed delivers hardware, software and virtualized solutions that overcome performance issues caused by distance, distributed computing, and ever increasing amounts of data. Virtualization, consolidation and cloud computing promise huge cost savings and improved efficiencies, but as users move farther from their data, slow applications and file transfers can stall these strategic initiatives. Riverbed delivers to the remote office and mobile workers the same “local area network (LAN)-like” performance, no matter where the private data center or public cloud may be. Riverbed continues building on its success in the WAN optimization and network performance management (NPM) markets with new and innovative solutions for accelerating cloud storage and access to applications and data deployed in public, private and hybrid clouds.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to the benefits expected to be provided to Riverbed and its business by the acquisition, statements of the plans, strategies and objectives of management for future operations, statements relating to the expected demand for Riverbed’s products and services, and statements relating to Riverbed’s ability to meet the needs of distributed organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the inability to successfully integrate the Aptimize business or product lines with our own. In addition, our results and actual outcomes are subject to other risks and uncertainties that relate more broadly to our overall business, including our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed with the SEC on April 29, 2011. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed delivers performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.